Exhibit 24


                               Power of Attorney

The person whose signature appears below does hereby make, constitute and appoint Marvin D. Genzer, William J. Frost and Kenneth A. Paladino and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of EDO Corporation (the "Company"), the Post-Effective Amendment to the Form S-8 Registration Statement No. 33-28020 of the Company (the "Registration Statement") in connection with the Company's 1983 Long-Term Incentive Plan, 1988 Long-Term Incentive Plan, 1988 Stock Option Plan, and 1996 Long-Term Incentive Plan and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Act"), and any and all other instruments which either of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand on the date indicated.

/s/ Frank A. Fariello             December 24, 1997
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Frank A. Fariello


/s/ Kenneth A. Paladino           December 31, 1997
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Kenneth A. Paladino


/s/ Effie Pavlou                  July 27, 1998
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Effue Pavlou


/s/ Robert E. Allen               December 26, 1997
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Robert E. Allen


/s/ Robert Alvine                 December 22, 1997
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Robert Alvine


/s/ Mellon C. Baird               December 31, 1997
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Mellon C. Baird


/s/ George M. Ball                December 29, 1997
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George M. Ball


/s/ Joseph F. Engelberger         December 31, 1997
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Joseph F. Engelberger


/s/ Robert M. Hanisee             December 31, 1997
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Robert M. Hanisee


/s/ Michael J. Hegarty            December 26, 1997
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Michael J. Hegarty


/s/ George A. Strutz, Jr.        January 6, 1998
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George A. Strutz, Jr.